Exhibit 10.2

Execution Copy

REGISTRATION RIGHTS AGREEMENT

Dated as of November 14, 2019

by and among

LINCOLN EDUCATIONAL SERVICES CORPORATION

and

THE INVESTORS LISTED ON SCHEDULE A

TABLE OF CONTENTS

i

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of November 14, 2019, by and among Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), and the Investors listed on Schedule A (together with their respective successors and assigns, the “Investors” and each an “Investor”).

WHEREAS, the Company and the Investors are parties to that certain Securities Purchase Agreement dated as of November 14, 2019 (as amended from time to time, the “Securities Purchase Agreement”), pursuant to which the Company is selling to the Investors, and the Investors are purchasing from the Company, an aggregate of 12,700 shares of the Company’s Series A Convertible Preferred Stock (as defined herein), which are convertible into shares of the Company’s Common Stock; and

WHEREAS, as a condition to the obligations of the Company and the Investors under the Securities Purchase Agreement, the Company and the Investors are entering into this Agreement for the purpose of granting certain registration and other rights to each Holder (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01          Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Action” means any lawsuit, suit, arbitration, claim, complaint, charge, audit, action, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any Governmental Entity.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board (after consultation with independent outside legal counsel): (a) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement, from and after its effective date, would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and related prospectus; and (c) the Company has a bona fide business purpose for not disclosing publicly and public disclosure of such material non-public information would be materially harmful to the interests of the Company.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which banking institutions in the City of New York, New York or New Jersey are authorized or required by law, regulation or executive order to be closed.

“Common Stock” means the common stock, no par value per share, of the Company, including the common stock into which the Series A Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Conversion Shares” means the shares of Common Stock issuable or issued upon the conversion of shares of Series A Preferred Stock. For purposes of this Agreement, each Holder shall be deemed to own the Conversion Shares underlying the shares of Series A Preferred Stock owned by such Holder, and such Conversion Shares shall be deemed outstanding.

“Conversion Share Percentage” means, with respect to any Holder, the quotient, expressed as a percentage, of (a) the number of Conversion Shares owned by such Holder, divided by (b) the aggregate number of all Conversion Shares owned by all Holders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or other government, governmental, administrative or regulatory (including any stock exchange) authority, agency, court, tribunal, commission, or judicial or arbitral body or other entity or self-regulatory organization.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, subpoena, verdict, permit, license, exemption, certification, decision, determination or award entered by or with any Governmental Entity.

“Holder” means an Investor or any transferee or assignee thereof of to whom an Investor assigns or transfers its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 2.10 and any transferee or assignee thereof to whom a transferee or assignee assigns or transfers its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 2.10.

“Initial Series A Preferred Stock” means the shares of Series A Preferred Stock issued to the Investors on the date hereof.

“Juniper” means Juniper Targeted Opportunity Fund, L.P. and Juniper Targeted Opportunities, L.P.

“Majority Holders” means Holders owning a majority of all Conversion Shares issuable or issued upon conversion of Initial Series A Preferred Stock.

“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of Law (including common law) and includes any Governmental Order.

“Person” means any individual, estate, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, with respect to any Holder, the Conversion Shares owned by such Holder, whether now held or hereinafter acquired, provided, however, that such securities shall cease to be Registrable Securities with respect to any Holder when (i) a registration statement relating to all such securities shall have been declared effective by the SEC and all such securities shall have been disposed of by such Holder pursuant to such registration statement or (ii) such shares of Common Stock have been sold by such Holder under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with Sections 2.01 or 2.02, including all registration, qualification, listing and filing fees, expenses incurred by the Company in connection with any roadshow related to such registration and offering, auditor fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, blue sky fees and expenses; (b) reasonable, documented out-of-pocket fees and expenses of a single outside legal counsel to the Holders retained in connection with registrations and offerings contemplated hereby; and (c) reasonable, documented out-of-pocket fees and expenses for any local counsel necessary to effect a registration or offering contemplated hereby, if applicable; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, consultants or other advisors, agents or representatives of such Person.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by any Holder holding Registrable Securities.

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, no par value per share, having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated the date hereof (the “Series A Certificate of Amendment”).

“Shelf Registration” means a Resale Shelf Registration Statement or a Subsequent Shelf Registration, as applicable.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Underwriter” means a securities dealer who purchases any Registrable Securities as a principal, or who acts an agent for the sale of any Registrable Securities, in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

(b)          In addition to the terms defined in 0, Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	2.09(a)
Effectiveness Period	2.01(b)
FINRA	2.03(a)(xiv)
Holder Indemnified Parties	2.09(b)
Indemnified Party	2.09(c)
Indemnifying Party	2.09(c)
Interruption Period	2.03(b)
Investor	Preamble
Losses	2.08
Offering Persons	2.03(a)(xv)
Piggyback Registration Statement	2.02(b)
Piggyback Request	2.02(b)
Registration Default	2.12
Resale Shelf Registration Statement	2.01(a)
Securities Purchase Agreement	Recitals
Subsequent Holder Notice	2.01(e)
Subsequent Shelf Registration	2.01(c)
Underwritten Offering	2.01(f)(i)
Underwritten Offering Demand Notice	2.01(f)(i)
Underwritten Offering Participation Notice	2.01(g)(i)
Underwritten Offering Participation Request	2.01(g)(ii)
Underwritten Offering Registration Statement	2.01(g)(ii)

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01          Registration.

(a)          Resale Shelf Registration Statement.

(i)          Subject to the other applicable provisions of this Agreement, the Company shall use commercially reasonable efforts to prepare and file within one year after the date hereof, and use its commercially reasonable efforts to cause to be declared effective by the SEC as promptly as reasonably possible (but in any event not later than 60 days after filing), a registration statement (the “Resale Shelf Registration Statement”) covering the sale or distribution from time to time by any Holder, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Conversion Shares owned by such Holder.  The Resale Shelf Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form) and shall provide for the registration in accordance with the plan of distribution specified by the Majority Holders.  The Resale Shelf Registration Statement shall register at least 110% of the number of Conversion Shares underlying the shares of Series A Preferred Stock, based on the conversion price in effect at that time, then outstanding and owned by the Holders, to account for any decrease in the conversion price due to an increase in the stated value of the Series A Preferred Stock in lieu of the payment of a cash dividend or otherwise.

(ii)         Whenever there has been a decrease in the conversion price of the Series A Preferred Stock due to an increase in the stated value of the Series A Preferred Stock in lieu of the payment of a cash dividend or otherwise, the Company shall, as promptly as is reasonably practicable, amend the initial Resale Shelf Registration Statement, or file a new Resale Shelf Registration Statement, to the extent necessary so that the aggregate number of Conversion Shares then included in the Resale Shelf Registration Statement in respect of shares of Series A Preferred Stock equals at least 110% of the number of Conversion Shares underlying the shares of Series A Preferred Stock then outstanding and owned by the Holders, after giving effect to such decrease in the conversion price.  The Company shall use its commercially reasonable efforts to cause such post-effective amendment or new Resale Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable, and in any event no later than 90 days after the effective date of such decrease in the conversion price.

(iii)         [Reserved]

(iv)       To the extent at any time the staff of the SEC does not permit all of the Registrable Securities then required to be registered hereunder to be registered for resale on any Resale Shelf Registration Statement filed pursuant to this Section 2.01, the Company shall, at the election of the Majority Holders, either (i) file, and cause to be declared effective by the SEC, additional Resale Shelf Registration Statements successively trying to register the maximum amount of Registrable Securities until all of the Registrable Securities have been registered with the SEC or (ii) file, and cause to be declared effective by the SEC, a registration statement registering a primary offering of Registrable Securities, if necessary to accommodate the inclusion of all the Registrable Securities requested to be included in such registration. Any registration statement filed pursuant to this Section 2.01(a)(iv) shall be deemed a Resale Shelf Registration Statement for all purposes under this Agreement.

(b)         Effectiveness Period.  Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c)          Subsequent Shelf Registration.  If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration or file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by any Holder thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective and usable until the end of the Effectiveness Period.  Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form.  Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by any Holder in accordance with any reasonable method of distribution elected by the Majority Holders.

(d)         Supplements and Amendments.  The Company shall supplement and amend any Shelf Registration if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration.

(e)          Subsequent Holder Notice.  If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(i)          if required and permitted by applicable Law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable Law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

(ii)         if, pursuant to clause (i) above, the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii)         notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (i) above.

(f)          Underwritten Offering Initiated by Majority Holders.

(i)          The Majority Holders may, at any time and from time to time, deliver a written notice to the Company (the “Underwritten Offering Demand Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that (A) the aggregate market value of the Registrable Securities sought to be sold in the Underwritten Offering shall be at least $5 million (based on the Closing Price (as defined in the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company pursuant to which the Series A Preferred Stock was authorized (“COA”)) for the five (5) Trading Days (as defined in the COA) prior to the date of the Underwritten Offering Demand Notice and (B) the Majority Holders may not, without the Company’s prior written consent, initiate more than two (2) Underwritten Offerings pursuant to this Agreement.

(ii)          In the event of an Underwritten Offering, the Majority Holders shall select the managing Underwriter or Underwriters to administer the Underwritten Offering.

(iii)         The Company will not include in any Underwritten Offering initiated by the Majority Holders pursuant to this Section 2.01(f) any securities that are not Registrable Securities owned by a Holder without the prior written consent of the Majority Holders. The Company shall not grant any Person the right to include any securities in any Underwritten Offering pursuant to this Section 2.01(f), except as provided in Section 2.01(g) below with respect to other Holders.

(g)          Right to Participate in Underwritten Offering.

(i)          Upon receipt of the Underwritten Offering Demand Notice, the Company will promptly give written notice of such Underwritten Offering, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing date or commencement date (the “Underwritten Offering Participation Notice”) to the other Holders of Registrable Securities, except in the event that the Majority Holders specify in their Underwritten Offering Demand Notice that such Underwritten Offering is being conducted as a non-marketed block trade, then such notice shall be not required and this Section 2.01(g) shall not apply to such Underwritten Offering.

(ii)         The Underwritten Offering Participation Notice shall offer each Holder the opportunity to include (or cause to be included) in such registration statement and Underwritten Offering (each, a “Underwritten Offering Registration Statement”) the number of shares of Registrable Securities as each Holder may request.  Subject to Section 2.01(g)(iii), the Company shall include in each Underwritten Offering Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Underwritten Offering Participation Request”) within five (5) Business Days after the date of the Underwritten Offering Participation Notice but in any event not later than one (1) Business Day prior to the earlier of (i) the filing of an Underwritten Offering Registration Statement or (ii) the commencement of the Underwritten Offering.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.

(iii)        The Majority Holders shall use reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit each Holder of Registrable Securities who has timely submitted an Underwritten Offering Participation Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Underwritten Offering Participation Request on the same terms and subject to the same conditions as any other Registrable Securities of the Majority Holders included in the Underwritten Offering.  Notwithstanding any other provision of this Section 2.01(g)(iii), if the managing Underwriter or Underwriters of a proposed Underwritten Offering advise the Company that in its or their good faith opinion the number of Registrable Securities requested to be included in the Underwritten Offering thereby exceeds the number which can be sold in such Underwritten Offering in light of market conditions or is such so as to adversely affect the success of such offering, the Registrable Securities to be included in such Underwritten Offering shall be allocated pro rata among the participating Holders on the basis of the Conversion Share Percentage of each such Holder.

(iv)        If any participating Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the Majority Holders and the managing Underwriter or Underwriters. For the avoidance of doubt, no Holder shall be obligated to sell Registrable Securities in such Underwritten Offering except on terms approved by such Holder in connection with the pricing of such offering.  Any securities excluded or withdrawn from such underwriting may be substituted by Registrable Securities held by another Holder to be included in such registration.

(v)          The rights of other Holders to participate in any Underwritten Offering initiated by the Majority Holders pursuant to Section 2.01(f) shall be exclusively governed by this Section 2.01(g), and Section 2.02 shall not apply to such Underwritten Offerings.

SECTION 2.02          Piggyback Registration.

(a)          Notice of Registration.  Subject to Section 2.01(g)(v) in the case of an Underwritten Offering initiated by the Majority Holders, if at any time or from time to time the Company proposes to file a registration statement under the Securities Act with respect to, or otherwise commence, a public offering of its Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than any registration statement filed (i) on Form S-4, Form S-8 or any substitute or successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company will promptly give written notice of such filing or commencement, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing date or commencement date (the “Piggyback Notice”) to each Holder.

(b)         Right to Participate.  The Piggyback Notice shall offer each Holder the opportunity to include (or cause to be included) in such registration statement and offering the number of shares of Registrable Securities as each Holder may request (each, a “Piggyback Registration Statement”).  Subject to Section 2.02(c), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five (5) Business Days after the date of the Piggyback Notice but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by each Holder of the Registrable Securities included in such registration statement.

(c)          Underwriting.  If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 2.02 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit each Holder of Registrable Securities who has timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering.  Notwithstanding any other provision of this Section 2.02, if the managing Underwriter or Underwriters of a proposed underwritten offering with respect to which any Holders have exercised their piggyback registration rights advise the Company that in its or their good faith opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions or is such so as to adversely affect the success of such offering of securities, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (i) first, (A) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration for its own account and (B) in the event such offering was initiated by holders of securities who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, (ii) second, the Registrable Securities of any Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the Conversion Share Percentage of each such Holder; and (iii) third, any other securities of the Company that have been requested to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing Underwriter or Underwriters. For the avoidance of doubt, no Holder shall be obligated to sell Registrable Securities in such underwritten offering, except on terms approved by such Holder in connection with the pricing of such offering.  Any securities excluded or withdrawn from such underwriting (i) may be substituted by securities held by any Holder to be included in such registration; or (ii) in the event no Holders elect to substitute any shares, may be substituted by securities held by the Company to be included in such registration; or (iii) in the event that the Holders and the Company elect not to substitute any shares, shall be withdrawn from such registration.

(d)          Right to Terminate Registration.  The Company or the holders of securities who have triggered any piggyback rights pursuant to this Section 2.02 shall have the right to cause any registration statement initiated by it or them to be terminated or withdrawn prior to the pricing of the relevant offering, whether or not any Holder has elected to include securities in such registration, without prejudice, however, to the right of the Majority Holders to immediately request that such registration be effected as a registration under Section 2.01(f).

SECTION 2.03          Registration Procedures.

(a)          Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.01 or Section 2.02, the Company will:

(i)           prepare and promptly file with the SEC a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby in accordance with the applicable provisions of this Agreement;

(ii)          prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as (x) reasonably requested by any Holder (to the extent such request related to information relating to such Holder) or (y) may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with each Holder’s intended method of distribution (including in connection with any Underwritten Offering) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(iii)         respond promptly to any comments received from the SEC and, unless requested otherwise by the Holder or Holders who have initiated such registration, request acceleration of effectiveness promptly after it learns that the SEC will not review the registration statement or after it has satisfied comments received from the SEC;

(iv)         furnish, (i) to each Holder’s legal counsel, copies of the registration statement and the prospectus included therein (including each preliminary prospectus), in each case including all exhibits thereto, proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement and (ii) to each Holder and the Underwriters, such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

(v)         if requested by the managing Underwriter or Underwriters, if any, or any Holder, promptly include in any prospectus supplement or post-effective amendment such information as the managing Underwriter or Underwriters, if any, or any Holder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post‑effective amendment as soon as reasonably practicable after the Company has received such request;

(vi)         in the event that the Registrable Securities are being offered in an underwritten offering, furnish to each Holder and to the Underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as each Holder or Underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(vii)        as promptly as reasonably practicable notify each Holder at any time when (i) a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.04, as promptly as is reasonably practicable, prepare and file with the SEC a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or file any other required document and at the request of any Holder, and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, (ii) any request by the SEC or any other regulatory body or other body having jurisdiction has been made for any amendment of or supplement to any registration statement or other document relating to such offering, or (iii) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act;

(viii)       use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by any Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (B) file a general consent to service of process in any such states or jurisdictions;

(ix)         in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement, in usual and customary form and otherwise in accordance with the applicable provisions of this Agreement, and take all such other actions reasonably requested by any Holder of the Registrable Securities being sold in connection therewith (including any reasonable actions requested by the managing Underwriters, if any) to facilitate the disposition of such Registrable Securities;

(x)          in connection with an underwritten offering, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(xi)         use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the Underwriters for sale (if such securities are being sold through Underwriters) or, solely in the case of clause (A), (D) and (E), the pricing or closing date of the applicable offering or sale (in the case of an offering with the assistance of a broker, placement agent or other agent of any Holder): (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the managing Underwriter or Underwriters in an underwritten public offering, addressed to the Underwriter or Underwriters (in the case of an underwritten offering) or, if requested, in form and substance as is customarily given to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities addressed to such broker, placement agent or other agent, if any, (B) a “negative assurances letter,” dated such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering; (C) a “cold comfort” and “bring-down” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to Underwriters in an underwritten public offering, addressed to the Underwriters, (D) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any Underwriter of such Registrable Securities, and (E) make available to the appropriate representatives of the Underwriters, if any, and any Holder access to such information and personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(xii)        in the event that the Registrable Securities covered by such registration statement are shares of Common Stock or shares of capital stock of the Company in a series that are otherwise listed on a securities exchange, use its reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock or such other shares of capital stock are then listed;

(xiii)       provide a transfer agent and registrar for all such Registrable Securities and, if requested by Underwriter(s) or any Holder, a CUSIP/ISIN number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(xiv)       in connection with a customary due diligence review, make available, during reasonable business hours, for inspection by each Holder, any Underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or Underwriter (collectively, the “Offering Persons”), at the offices where normally kept, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, Underwriter, counsel or accountant in connection with such Registration Statement;

(xv)       cooperate with each Holder and each Underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), including the use of its reasonable best efforts to obtain FINRA’s preclearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(xvi)       as promptly as is reasonably practicable notify each Holder (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (C) of the issuance by the SEC or other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (D) if at any time the Company has reason to believe that the representations and warranties of the Company contained in the relevant underwriting agreement to the applicable transaction cease to be true and correct or (E) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(xvii)      use its reasonable best efforts to take such other steps that are customarily taken by issuers necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(b)         Each Holder agrees, severally and not jointly, that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.03(a)(vii) or 2.03(a)(xvi)(C), such Holder shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, such Holder shall use commercially reasonable efforts to return to the Company all copies then in its possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify such Holder thereof.  In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to each Holder that such Interruption Period is no longer applicable.

SECTION 2.04          Suspension.

(a)          Subject to Section 2.04(b) below, the Company shall be entitled on one (1) occasion in any six (6) month period, for a period of time not to exceed forty-five (45)  days in the aggregate in any six (6) month period and sixty (60) days in any twelve (12) month period (any such period, a “Suspension Period”) to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require each Holder of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to such registration statement and any related prospectus, if the Company delivers to each Holder a certificate signed by an executive officer certifying that such registration and offering would require the Company to make an Adverse Disclosure. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension.

(b)         Notwithstanding Section 2.04(a) above, no Suspension Period may exist during the sixty (60) days immediately following the effective date of the Resale Shelf Registration Statement, provided that such sixty (60) day period shall be extended by the number of days during such period, and any extension thereof, during which such Resale Shelf Registration Statement is not effective or the prospectus contained therein is not available for use.

(c)          If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Demand Notice or requires any Holder to suspend any Underwritten Offering, such Holder shall be entitled to withdraw such Underwritten Offering Demand Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Demand Notice pursuant to Section 2.01(f).

SECTION 2.05    Expenses of Registration. All Registration Expenses incurred in connection with any registration or offering pursuant to Sections 2.01 and 2.02 shall be borne by the Company.  All Selling Expenses relating to securities registered on behalf of any Holder shall be borne, severally and not jointly, by the applicable Holder or Holders of the Registrable Securities included in any such registration.

SECTION 2.06     Obligations of Holders.

(a)          As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Holder, such Holder will timely furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least ten (10) Business Days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder whether or not such Holder has elected to have any of its Registrable Securities included in the registration statement. If the Company has not received the requested information from a Holder by the Business Day prior to the anticipated filing date, then the Company may file the registration statement without including Registrable Securities of that Holder.

(b)          Upon receipt of any notice from the Company under Section 2.03(b), each Holder will immediately discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until the offering, sale and distribution of the Registrable Securities owned by such Holder may recommence in accordance with the terms hereof and applicable Law.

SECTION 2.07     Rule 144 Reporting. With a view to making available the benefits of Rule 144 to any Holder, the Company agrees that, for so long as any Holder owns Registrable Securities, the Company will use its reasonable best efforts to:

(a)          make and keep public information available, in accordance with Rule 144, at all times after the date of this Agreement;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act;

(c)          so long as a Holder owns any Registrable Securities, furnish to each Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; and

(d)          take such further necessary action as any Holder of Registrable Securities may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities being sold, all to the extent required from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

SECTION 2.08          Holdback Agreement. Each of the Company and each Holder, (other than a Holder that beneficially owns less than 10% of the Common Stock that is outstanding, on an as converted basis, immediately prior to the offering) of Registrable Securities (whether or not such Registrable Securities are covered by a registration statement filed pursuant to Section 2.01(f) or Section 2.02) agrees, severally and not jointly, upon notice from the managing Underwriter or Underwriters in connection with any registration statement for an underwritten offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), that it will enter into, and the Company will use its reasonable best efforts to cause its directors and executive officers to enter into, a customary “lock-up” agreement with such managing Underwriter(s), pursuant to which such parties will agree not to offer, sell, contract to sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period, except Registrable Securities included in such registration, without the prior written consent of the managing Underwriter(s) during such period as reasonably requested by the managing Underwriter(s) (but in no event longer than the five trading days before and the 90 days after the pricing of such underwritten offering); provided, however, that the obligations of each Holder under this Section 2.08 shall apply only: (i) if such Holder shall be afforded the right (whether or not exercised by such Holder) to include Registrable Securities in such underwritten offering in accordance with and subject to the provisions of Article II hereof; (ii) to the extent that each of the Company’s executive officers, directors and holders of 10% or more of the then outstanding Common Stock enter into lock-up agreements with such managing Underwriter(s), which agreements shall not contain terms more favorable than those contained in the lock-up agreement entered into by such Holder; and (iii) if the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section 2.08 shall not exceed an aggregate of 90 days during any 365-day period

SECTION 2.09          Indemnification.

(a)          Indemnification by Company.  To the extent permitted by applicable Law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each Underwriter thereof, if any, and each of its directors, officers and each Person who controls any such Underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”) from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several (or actions in respect thereof) (collectively, “Losses”), to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus, preliminary prospectus, final prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 2.09) the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented legal expenses and any other reasonable and documented expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 2.09, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon any untrue statement or omission in the registration statement or prospectus which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

(b)          Indemnification by Holders.  To the extent permitted by applicable Law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its Representatives, each Person who controls the Company or such Underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, final prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented legal expenses and any other reasonable and documented expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 2.09, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 2.09(b) payable by any Holder exceed an amount equal to the net proceeds (after payment of Selling Expenses) received by each such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 2.09(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

(c)          Notification.  If any Person shall be entitled to indemnification under this Section 2.09 (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought.  The Indemnifying Party may, with the consent of the Indemnified Party, assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof and the Indemnified Party’s consent thereto, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 2.09(c)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 2.09 only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  The indemnity agreements contained in this Section 2.09 shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  The indemnification set forth in this Section 2.09 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.  An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

(d)          Contribution.  If the indemnification provided for in this Section 2.09 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 2.09, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.09(d) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 2.09(d).  Notwithstanding the foregoing, the amount an Investor and any Holder will be obligated to contribute pursuant to this Section 2.09(d) will be limited to an amount equal to the net proceeds (after payment of Selling Expenses) received by such Investor and/or such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

SECTION 2.10   Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Article II may be transferred or assigned to any Person in connection with a permitted transfer of Series A Preferred Stock, or upon conversion, the underlying Common Stock pursuant to the Securities Purchase Agreement; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Person agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

SECTION 2.11     Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.  The registration rights contained in this Article II shall terminate on the date on which all shares of Common Stock issuable (or actually issued) to any Holder upon conversion of the Series A Preferred Stock cease to be Registrable Securities.

SECTION 2.12    Registration Default. If (i) a Resale Shelf Registration Statement is not filed with the SEC on or prior to the date that is one year after the date hereof or is not declared effective by the SEC as promptly as reasonably possible thereafter (but in any event not later than 60 days after filing), or any post-effective amendment or supplement to such Resale Shelf Registration Statement that is required to be filed and made effective is not filed and declared effective by the SEC in accordance with Section 2.01(a)(ii), Section 2.01(c) or Section 2.01(e), or (ii) if a Shelf Registration has been declared or become effective but ceases to be effective or usable for the offer and sale of the Registrable Securities (without being succeeded immediately by an effective replacement registration statement), or the Shelf Registration or prospectus contained therein ceases to be usable in connection with the resales of Registrable Securities for a period of time which exceeds sixty (60) days in the aggregate in any consecutive 12-month period because of a suspension under Section 2.04, interruption under Section 2.03(b) or otherwise (each of (i) or (ii), a “Registration Default”) (provided that, if the registration statement ceases to be effective or usable for the offer, sale and resale of Registrable Securities under clause (ii) solely as a result of requirement to file a post-effective amendment or supplement to the prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein at the request of any Holder, such default shall not constitute a Registration Default with respect to such Holder), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance or the additional obligation of the Company to register any Common Stock), the Company shall pay to each Holder of Registrable Securities relating to such Resale Shelf Registration Statement an amount in cash equal to one and one-half percent (1.5%) of the aggregate purchase price of the Registrable Securities included in such Resale Shelf Registration Statement on each of the following dates: (i) the day of a Registration Default and (ii) on the thirtieth day after the date of a Registration Default and every thirtieth day thereafter (pro-rated for periods totaling less than thirty days) until such Registration Default is cured. The payments to which a Holder shall be entitled pursuant to this Section 2.12 are referred to herein as “Registration Default Payments.” In no event shall the aggregate amount of all Registration Default Payments payable to a Holder exceed seven and one-half percent (7.5%) of the aggregate purchase price of the Registrable Securities included in such Resale Shelf Registration Statement. Registration Default Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Default Payments is cured. In the event the Company fails to make Registration Default Payments in a timely manner, such Registration Default Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

SECTION 2.13    Preservation of Rights.Without the prior written consent of the Majority Holders, the Company shall not, on or after the date of this Agreement, (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that is inconsistent with or violates or subordinates the rights expressly granted to each Holder in this Agreement, such as (A) affecting the ability of each Holder to include the Registrable Securities in a registration undertaken pursuant to this Agreement or (B) affecting the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

ARTICLE III

MISCELLANEOUS

SECTION 3.01          Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by facsimile (which is confirmed), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by like notice):

(a)          If to the Company:

Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, NJ 07052
Attention:          Chief Financial Officer

with a copy to (which copy alone shall not constitute notice):

McCarter & English LLP
825 Eighth Avenue, 31st Floor
New York, NY 10019
Attention:          Michele Vaillant and Howard Berkower

(b)          If to Juniper:

555 Madison Avenue
24th Floor
New York, NY 10022
Attention: John A. Bartholdson

with a copy to (which copy alone shall not constitute notice):

Shearman & Sterling LLP
111 Congress Avenue
Austin, TX 78701
Attention:  J. Matthew Lyons

(c)          If to Talanta Fund, L.P.

Talanta Fund, L.P.
c/o Talanta Investment Group, LLC
525 N. Tryon Street, 16th Floor
Charlotte, NC  28202
Attention: Justyn R. Putnam

SECTION 3.02          Amendments, Waivers, etc.. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Majority Holders, or, in the case of a waiver, by the party against whom the waiver is to be effective.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities under this Agreement, each future holder of Registrable Securities, and the Company. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 3.03          Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 3.04    Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles of such state.

(b)          The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, in each case, without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(c)          Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District court for the Southern District of New York for the purpose of any suit, Action or other proceeding arising out of this Agreement and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 3.01 shall be effective service of process for any such Action or proceeding.

(d)       EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.04(d).

SECTION 3.05    Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The word “will” shall be construed to have the same meaning as the word “shall.”  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The word “day” means a calendar day and not a Business Day.  Periods of time described herein shall include the first day of such period but not the last day thereof. The word “or” shall not be exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if.”  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns.  Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 3.06    Several Obligations of the Holders. Notwithstanding anything in this Agreement to the contrary, the representations, covenants and other obligations of the Investors and other Holders under this Agreement shall be several and not joint.

SECTION 3.07    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

SECTION 3.08   No Third-Party Beneficiaries. Except as provided in Section 3.09, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

SECTION 3.09    Representation of Parties. The parties hereto acknowledge and agree that in connection with this Agreement, Shearman & Sterling LLP has represented only Juniper and not the Company or any other Investor that is party hereto in any capacity.

SECTION 3.10    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed, and any assignment in violation of this provision shall be null and void); provided that notwithstanding the foregoing, (a) the Company shall be permitted to assign this Agreement and its rights, interests and obligations hereunder without the prior written consent of any other party hereto to the successor or surviving entity in any merger, business combination or other transaction involving a change of control of the Company and (b) this Section 3.10 shall not prohibit any transfer permitted under Section 2.10 of this Agreement.

SECTION 3.11     Termination.

(a)         Automatic Termination.  Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate, subject to Section 3.11(b), at such time when there are no longer any Registrable Securities outstanding.

(b)          Survival.  In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except Articles I and III and shall survive any such termination indefinitely.  The termination of this Agreement shall not relieve any party from any liability for any breach by a party of this Agreement.

SECTION 3.12    Entire Agreement. This Agreement, together with the Series A Certificate of Amendment and the Securities Purchase Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; provided, that nothing herein shall limit, restrict, prevent or supersede the other transaction documents related to the Series A Preferred Stock, or serve as a consent or waiver thereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Scott M. Shaw
	Name:	Scott M. Shaw
	Title:	Chief Executive Officer

INVESTORS:

JUNIPER TARGETED OPPORTUNITY FUND, L.P.

By: JUNIPER HF INVESTORS II, LLC, its General Partner

By:	/s/ John A. Bartholdson
	Name:	John A. Bartholdson
	Title:	Managing Member

JUNIPER TARGETED OPPORTUNITIES, L.P., SOLELY WITH RESPECT TO THE SERIES C THEREOF

By: JUNIPER TARGETED OPPORTUNITY INVESTORS, LLC, its General Partner

By:	/s/ John A. Bartholdson
	Name:	John A. Bartholdson
	Title:	Managing Member

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

INVESTOR:

TALANTA FUND, L.P.

By:TALANTA INVESTMENT GROUP, LLC, its General Manager

By:	/s/ Justyn R. Putnam
	Name:	Justyn R. Putnam
Title: Managing Member

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SCHEDULE A

SCHEDULE OF INVESTORS

Purchaser	Purchase Amount	Series A Preferred Stock
Juniper Targeted Opportunity Fund, L.P. Address: 555 Madison Avenue 24th Floor New York, NY 10022	$3,500,000	3,500
Juniper Targeted Opportunities, L.P. Address: 555 Madison Avenue 24th Floor New York, NY 10022	$7,700,000	7,700
Talanta Fund, L.P. Address: c/o Talanta Investment Group, LLC 525 N. Tryon Street, 16th Floor Charlotte, NC 28202	$1,500,000	1,500

Total	$12,700,000	12,700